Exhibit 99.3

Answers to Questions You May Have

Bank of the Ozarks, Inc., the holding company for Bank of the Ozarks, and Summit Bancorp, Inc., the holding company for Summit Bank, announced on January 30, 2014 that the two companies entered into a definitive agreement and plan of merger. The transaction is expected to close during the second quarter of 2014. The combined companies and banks will operate as Bank of the Ozarks, Inc. and Bank of the Ozarks.

Who is Bank of the Ozarks?

Bank of the Ozarks is a strong and trusted financial institution chartered in 1903. It is noted for its excellent customer service, asset quality and earnings. Facts about Bank of the Ozarks:

•	Focused on strong banking fundamentals: excellent customer service, prudent lending practices and sound management.

•	Headquartered in Little Rock, Arkansas.

•	Named the Top-Performing bank in the nation in its size group three years in a row by the ABA Banking Journal (2011, 2012) and Bank Director (2013).

•	Rated as “well capitalized” – the highest available regulatory rating.

•	Total assets of $4.79 billion as of December 31, 2013.

•	Publicly traded company on the NASDAQ Global Select Market, symbol OZRK.

•	Chairman and CEO George Gleason has served in that capacity since 1979 and was named Community Banker of the Year by American Banker (2010).

•	Currently operates 132 banking offices in Arkansas (66), Georgia (28), North Carolina (15), Texas (14), Florida (4), Alabama (3), South Carolina (1), and New York (1).

What should I know about this merger?

•	Summit Bank and Bank of the Ozarks are working closely to make this transition as seamless and smooth as possible.

•	All deposit account types and account numbers will remain the same and customers will continue to use their existing checks, ATM/debit cards and online banking/bill pay services and make loan payments as usual.

•	At this time, no changes to staff, banking hours, policies, products, interest rates, and, most importantly, the banking culture are expected. It’s business as usual.

•	Summit Bank will retain its name until the transaction is officially completed, which is expected to be during the second quarter 2014. At that time all locations will operate under the Bank of the Ozarks name.

•	Summit Bank employees and customers will still originate accounts using Summit Bank products and services until the Summit Bank and Bank of the Ozarks operating systems are combined, which is planned for the fourth quarter of 2014. There will be a period of time from the closing of the transaction in the second quarter until the operating systems are combined in the fourth quarter, when the former Summit Bank offices will operate as Bank of the Ozarks but continue to offer the former Summit Bank’s products and services.

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Do customers need to do anything about their accounts(s)?

•	There is no need to do anything. Customers can continue banking exactly as they have been. Customers can continue to access their money by writing checks, using ATM and debit cards and/or online and mobile banking. Checks drawn on Summit Bank will continue to be accepted. Loan payments should also continue to be made as usual.

•	Customers of both banks can expect to have a high level of convenience and customer service and expanded banking locations once the transaction is officially completed and banking systems are combined.

•	Advance notice will be given to customers prior to any material change to their account(s).

Will customers’ checking/savings/CD account(s) number change?

•	All account numbers will remain the same at this time. If any changes to account numbers are required in the future, we will communicate such changes to any affected customers well in advance of those changes.

What about direct deposits/Social Security?

•	Current arrangements for direct deposit(s), including Social Security checks, will continue as normal without interruption.

What about online banking access?

•	Summit customers will continue to access online banking through summitbankdirect.com and no changes to online services will occur until the banking systems are combined, which is planned for the fourth quarter of 2014.

Are deposits still safe?

•	Yes! Deposits with Summit Bank and Bank of the Ozarks are safe, sound and readily accessible. All deposit accounts, which include checking, savings, money market, CDs and retirement accounts, will become Bank of the Ozarks accounts, regardless of the amount, upon closing of the transaction, which is expected to be in the second quarter of 2014.

Why did Summit Bank and Bank of the Ozarks decide to merge?

•	The merger brings together two highly regarded, high performing banks committed to excellence for their customers, shareholders and employees. The combined bank’s increased lending capacity, expanded footprint and combined capabilities position it well to continue meeting the needs and growing expectations of customers, shareholders and employees.

How will the merger impact customers?

•	The combined bank’s increased lending capacity, expanded footprint and combined technology capabilities will allow us to give our customers better access to the financial resources and the state-of-the-art technology they need to be successful.

What will be the name of the new bank?

•	Upon closing, Summit Bank will adopt the Bank of the Ozarks name and the holding company will be Bank of the Ozarks, Inc.

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When will the change be official? How will customers be notified?

•	The transaction is expected to close in the second calendar quarter of 2014 following the receipt of all necessary regulatory approvals and the approval of Summit’s shareholders. All customers will be notified in writing and online.

Should customers expect any changes to the personalized customer service and banking experience they currently enjoy?

•	Absolutely not. Bank of the Ozarks and Summit Bank share similar philosophies and commitments to serving customers with excellence.

Will there be any new products or offerings as a result of the combined bank?

•	The combined banks create a stronger organization with the capital, funding, infrastructure and leadership to support continued expansion of products and services, giving our customers access to excellent banking products and technology.

Will any banking offices be consolidated?

•	Our combined bank will have some banking offices located in close proximity to one-another. We will evaluate both Summit Bank and Bank of the Ozarks facilities to determine the best plan for our customers and company going forward. We will carefully manage any consolidation to achieve minimal disruption to employees and customers.

Should we slow down our business development activities?

•	Summit Bank and Bank of the Ozarks have achieved outstanding growth. We have expectations for continued growth and expansion as we move forward together. The staff of both banks will continue to strive to develop new business and customer relationships.

What’s the benefit to the bank given our recent track record of strong growth?

•	The merger will expand our loan platform for continued growth and increase our legal lending limit as well as expand our scale and footprint. Our combined company will have approximately $6 billion in total assets.

Can we expect any changes to our culture?

•	Our culture will continue to flourish in the way we interact with customers, operate in our communities and invest for the future. Both Summit Bank and Bank of the Ozarks share a focus on driving continued, meaningful growth and delivering excellent, personalized customer service that has been a hallmark of both companies over the years.

What should I do if someone from the media contacts me?

•	Employees, officers and directors who are not authorized spokespersons should refer all requests to Susan Blair, Executive Vice President. Susan can be reached at 501-978-2217 or sblair@bankozarks.com. If for any reason Susan is not available, please take a message (name, publication, phone number) and forward it to her.

Who should I talk to with questions?

•	You should direct any questions or concerns to your direct supervisor.

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Where will our official bank headquarters be?

•	The combined bank’s official headquarters will be in Little Rock, Arkansas.

For more information about Bank of the Ozarks, please visit bankozarks.com.

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking information about the Bank of the Ozarks, Inc. (“Company”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the timing of closing of the proposed transaction between the Company and Summit, acceptance by Summit’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, future growth of the Company generally and in new markets, and the integration of Summit’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by the Company with the Securities and Exchange Commission (“SEC”), additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Summit’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger due to the failure of Summit’s shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results; dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

ADDITIONAL INFORMATION

The Company intends to file a registration statement on Form S-4 with the SEC to register the Company’s shares that will be issued to Summit’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving the Company and Summit. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company’s website at http://www.bankozarks.com, Investor Relations, or by contacting Susan Blair at (501) 978-2217.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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